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                                                                      EXHIBIT 21

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 Subsidiaries of Worldwide Flight           State or Other Jurisdiction of           Names under which Subsidiaries do
        Services, Inc.                      Incorporation or Organization                        Business
---------------------------------           -----------------------------            ----------------------------------
Worldwide Flight Finance Company                  Delaware                           Worldwide Flight Finance Company

Worldwide Flight Security Service                 Delaware                           Worldwide Flight Security Service
Corporation                                                                          Corporation

Miami International Airport Cargo                 Florida                            Miami International Airport Cargo
Facilities & Services, Inc.                                                          Facilities & Services, Inc.

International Enterprises Group, Inc.             Florida                            International Enterprises Group, Inc.

Miami Aircraft Support, Inc.                      Delaware                           Miami Aircraft Support, Inc.

Aerolink International, Inc.                      Pennsylvania                       Aerolink International, Inc.

Aerolink Maintenance, Inc.                        Pennsylvania                       Aerolink Maintenance, Inc.

Aerolink Management, Inc.                         Pennsylvania                       Aerolink Management, Inc.

Aerolink International, L.P.                      Pennsylvania                       Aerolink International, L.P.

Aerolink International Services, Inc.             Canada                             Aerolink International Services, Inc.

Worldwide Flight Services (U.K.) Limited          United Kingdom                     Worldwide Flight Services (U.K.) Limited

Worldwide Flight Services Fueling (Hong           Hong Kong                          Worldwide Flight Services Fueling (Hong
Kong) Limited                                                                        Kong) Limited

Worldwide Flight Services France                  France                             Worldwide Flight Services France
Holding, S.A.                                                                        Holding, S.A.

Societe de Fret et de Services                    France                             Societe de Fret et de Services

SF Maintenance SARL                               France                             SF Maintenance SARL

SF Formation SARL                                 France                             SF Formation SARL

Etudes Realisation et de Services                 France                             Etudes Realisation et de Services
Informatiques SARL                                                                   Informatiques SARL

SFS Servicios Aeroportuarios, S.A.                Spain                              SFS Servicios Aeroportuarios, S.A.
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